EXHIBIT 99.1

Standard Parking Corporation to Present At the William Blair and Company 27th Annual Growth Stock Conference

CHICAGO, June 12, 2007 (PRIME NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) today announced that James A. Wilhelm, President and CEO, and G. Marc Baumann, Executive Vice President and CFO, will make a presentation at the William Blair & Company 27th Annual Growth Stock Conference in Chicago on Thursday, June 21, 2007 at 9:10 a.m. (CT).

The audio webcast, as well as the accompanying slide presentation, can be accessed from the Investor Relations section of the Company's website at www.standardparking.com. A replay of the event will be available shortly thereafter and can be accessed for 30 days after the event.

Standard Parking is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The Company manages approximately 2,000 facilities, containing over one million parking spaces in more than 300 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.

CONTACT:  Standard Parking Corporation
          G. Marc Baumann, Executive Vice President and
           Chief Financial Officer
          (312) 274-2199
          mbaumann@standardparking.com